SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)   June 27, 1996
                                                        -----------------


                          FINANCIAL BANCSHARES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Missouri                  33-33940           43-1251071
      ---------------------------------------------------------------------
      (State or other jurisdiction of    (Commission     (I.R.S. Employer
       incorporation or organization)    File Number)   Identification No.)


              3805 South Broadway, St. Louis, Missouri  63118-4607
            --------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code    314-664-6250
                                                         ----------------


- ------------------------------------------------------------------------------























Item 5.  Other Events.

     On June 27, 1996, Registrant entered into a definitive agreement pursuant to which Registrant would be acquired by Union Planters Corporation, based in Memphis, Tennessee. The text of the press release issued by Registrant is as follows:

     UNION PLANTERS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE FINANCIAL BANCSHARES, INC.

     MEMPHIS, TENNESSEE; June 27, 1996 (NYSE-UPC) - Benjamin W. Rawlins, Jr., Chairman and Chief Executive Officer of Union Planters Corporation, and Arthur
E. S. Schmid, Chairman of Financial Bancshares, Inc., jointly announced today that the two companies have entered into a definitive agreement pursuant to which Union Planters would acquire Financial Bancshares, Inc. in a tax-free exchange of stock.

     Under the terms of the agreement, UPC would exchange 1.744 shares of UPC common stock for each common share of Financial Bancshares, Inc. Union Planters plans to purchase, in the open market, approximately 1,220,000 UPC common shares to be issued in the transaction. The acquisition is expected to be completed during the fourth quarter of 1996 and is subject to due diligence review, shareholder and regulatory approval and the satisfaction of normal contractual closing conditions.

     Financial Bancshares, Inc. operates five banks with 16 banking facilities in Missouri under the names of First Financial Bank of St. Louis, St. Louis, Mo., Citizens First Financial Bank, Dexter, Mo., First Financial Bank of Southeast Missouri, Sikeston, Mo., First Financial Bank of Mississippi County, East Prairie, Mo. and First Financial Bank of Ste. Genevieve County, Ste. Genevieve, Mo. As of March 31, 1996 Financial Bancshares, Inc. reported $326 million in total assets and approximately $24 million in shareholder's equity. Financial Bancshares, Inc. has four locations in the St. Louis market which will become affiliated with Union Planters Bank of St. Louis. This combination will give Union Planters approximately $225 million in total assets and six locations in the St. louis metro area. The remaining twelve locations of Financial Bancshares, Inc. are in southeastern Missouri and will become part of Union Planters Bank headquartered in Cape Girardeau, Mo. This projected $750 million separately chartered bank will become one of the largest financial institutions chartered in southeast Missouri.

     "We look forward to our affiliation with Union Planters and the subsequent enhanced product line and customer conveniences," Schmid said. "Their community-oriented management structure was a main attraction to us and we look forward to great opportunities for our customers, employees and shareholders."

     Rawlins said, "Our philosophy has been to affiliate with well-run, community focused institutions. The addition of Financial Bancshares, Inc. to the Union Planters family of banks is in line with this philosophy and greatly strengthens our position in Southeast Missouri."

     Union Planters Corporation headquartered in Memphis, TN is a $11.4 billion multi-bank holding company with over 400 offices in Missouri, Tennessee, Mississippi, Arkansas, Louisiana, Alabama and Kentucky.







     For more information contact:

     At Financial Bancshares, Inc.          At Union Planters:
     Arthur E. S. Schmid                    Bill Andrews (media)
     Chairman                               Senior Vice-President
     (p) 314-664-6250                       (p) 901-383-6781

                                            Jack Moore (investor relations)
                                            President and COO
                                            (p) 901-383-6095



                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FINANCIAL BANCSHARES, INC.

Date   July 11, 1996
     -----------------              /s/EDWARD J. VEGA
                                    ------------------------------------
                                    Edward J. Vega
                                    Senior Vice President and
                                    Chief Financial Officer